UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2019

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Mountain Valley Pipeline

Mountain Valley Pipeline, LLC (MVP Joint Venture), of which EQM Midstream Partners, LP (EQM) is a 45.5% interest owner and the operator of MVP Joint Venture assets, following discussion and consultation with the U.S. Department of the Interior, has submitted a land exchange proposal to the Federal Government (Land Exchange Proposal). The Land Exchange Proposal would grant the Federal Government full ownership of private lands that are crossed by and would benefit the Appalachian National Scenic Trail (Trail), including certain private land located adjacent to the Jefferson National Forest. In exchange, the applicable federal agencies would grant the MVP Joint Venture an easement and right-of-way to cross the Trail using MVP Joint Venture’s previously planned underground crossing method at Mountain Valley Pipeline’s (MVP) existing crossing location that was approved in 2017 by the Federal Energy Regulatory Commission. The Land Exchange Proposal is subject to the approval of the respective federal agencies and will be reviewed by such agencies under land exchange procedures.

In connection with the Land Exchange Proposal and the resolution of a few remaining legal and regulatory components, Equitrans Midstream Corporation (ETRN) now expects a mid-2020 full in-service date for the MVP project at an overall project cost of $4.8 — $5.0 billion, excluding allowance for funds used during construction. EQM is expected to fund approximately $2.4 billion of the overall project cost.

Investor Presentation

ETRN and EQM will release an updated Investor Presentation, dated June 2019 (Presentation), to be used from time to time in meetings with investors and analysts, including with investors on June 17, 2019 and at the J.P. Morgan Energy Conference on June 18, 2019. The Presentation will be available under the “Investors” link on EQM’s website at www.eqm-midstreampartners.com and under the “Investors” link on ETRN’s website at www.equitransmidstream.com.

The information in this Item 7.01 of this Current Report on Form 8-K (Current Report) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENTS

Disclosures in this Current Report contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include the expectations of plans, strategies, objectives, and growth and anticipated financial and operational performance of ETRN and EQM, including guidance regarding the cost, timing of regulatory approvals, final design and targeted in-service date of the MVP project; and the ability of MVP Joint Venture to satisfy the applicable federal agencies’ land exchange procedures and consummate the land exchange on a timely basis, or at all. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control.  The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s businesses and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” in ETRN’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part II, Item 1A, “Risk Factors,” of ETRN’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: June 17, 2019	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer